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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Miguel Iribarren MIDWAY GAMES INC. (773) 961-2222 miribarren@midwaygames.com	Joseph N. Jaffoni Jaffoni & Collins Incorporated (212) 835-8500 mwy@jcir.com

MIDWAY GAMES INC. REPORTS FIRST QUARTER 2003 RESULTS

        Chicago, Illinois, April 29, 2003—Midway Games Inc. (NYSE:MWY) announced today its results of operations for the quarter ended March 31, 2003. The Company also provided guidance for the quarter ending June 30, 2003 and updated its guidance for the year ending December 31, 2003.

FIRST QUARTER RESULTS

        Revenue increased 48% in the first quarter of 2003 to $45.8 million from $31.0 million in the first quarter of 2002. Revenue for the first quarter of 2003 was slightly better than the Company's previously announced guidance of revenues of between $40.0 million and $45.0 million. Midway had a GAAP (Generally Accepted Accounting Principles) loss applicable to common stock of $9.6 million or $0.21 per share in the first quarter of 2003 compared with a GAAP loss applicable to common stock of $8.9 million or $0.20 per share in the first quarter of 2002. The first quarter 2003 GAAP net loss was $9.3 million compared with a first quarter 2002 GAAP net loss of $6.4 million. Preferred stock charges were $0.3 million in the first quarter 2003 compared with $2.5 million in the first quarter 2002.

        The first quarter 2003 pro forma net loss was $2.7 million or $0.06 per share excluding $4.7 million of charges associated with the termination of certain games in development at the Company's California studios and $1.9 million of net restructuring charges primarily associated with the consolidation of product development operations in California. The charges associated with the termination of games in development at the Company's California studios were approximately $3.7 million larger than previously anticipated due to the cancellation of an additional title subsequent to the Company's previously announced guidance. This compares with a first quarter 2002 pro forma net loss of $5.1 million or $0.12 per share excluding $1.3 million of restructuring and other charges associated with the consolidation of administrative facilities from Corsicana, Texas. A reconciliation of GAAP to pro forma net loss is included in the accompanying financial tables.

        The pre-tax GAAP loss for the first quarter of 2003 was $8.4 million. The pro forma pre-tax loss for the first quarter of 2003 was $1.7 million. The pro forma pre-tax loss for the quarter was better than the Company's

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Midway Games Inc., 4/29/03	page 2

previously announced guidance of a pro forma pre-tax loss of between $3.0 million and $5.5 million excluding approximately $6.2 million of restructuring charges associated with the consolidation of product development operations in California. A reconciliation of GAAP to pro forma pre-tax loss is included in the accompanying financial tables.

        During the first quarter of 2003, Midway released one new domestic home videogame, MLB SlugFest 20-04, on four platforms including Sony's PlayStation®2 computer entertainment system, Microsoft's Xbox™ video game system, the Nintendo GameCube™ and Game Boy® Advance. Midway also launched Mortal Kombat: Deadly Alliance in Europe on these four platforms, and this title was Midway's top-selling game during the quarter. Midway has shipped over two million units of Mortal Kombat: Deadly Alliance worldwide across all platforms since the game's debut in November 2002.

GUIDANCE

        For the second quarter of 2003, Midway expects revenue of between $7.0 million and $11.0 million. The Company expects a GAAP net loss of between $16.0 million and $18.0 million in the second quarter of 2003. The Company expects a pro forma net loss of between $13.0 million and $15.0 million in the second quarter of 2003, excluding from GAAP results approximately $3.0 million of restructuring charges associated with the consolidation of product development operations in California. A reconciliation of GAAP to pro forma earnings guidance is included in the accompanying financial tables.

        The Company expects to release one title, Freestyle MetalX, during the second quarter of 2003. Midway expects Freestyle MetalX to ship for the PlayStation 2 and Xbox consoles in the second quarter of 2003 and to ship for the GameCube console in the third quarter of 2003.

        For the year ending December 31, 2003, Midway expects revenues of between $200.0 million and $230.0 million, an approximately 4% to 20% increase over 2002 revenues. The Company expects a GAAP net loss for the year ending December 31, 2003 of between $7.6 million and $25.6 million. The Company expects pro forma net earnings for the year ending December 31, 2003 of between $2.0 million and a loss of $16.0 million, excluding from GAAP results approximately $9.6 million of charges primarily associated with the termination of certain games in development at the Company's California studios and the consolidation of product development operations in California. A reconciliation of GAAP to pro forma earnings guidance is included in the accompanying financial tables.

        Midway previously provided guidance for the year ending December 31, 2003 of revenues of between $250 million and $275 million with pre-tax income of between $20 million and $30 million, excluding any

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Midway Games Inc., 4/29/03	page 3

restructuring or other charges. Midway expects results for the year to be lower than previously forecasted primarily due to a reduction in the number of products the Company anticipates releasing in 2003, lower sales expectations for the Company's 2003 GameCube products, and higher expected advertising costs in the fourth quarter that the Company believes may be necessary to market its holiday period games. Midway no longer expects several previously unannounced titles to ship in 2003, including NARC, a multi-platform title based on Midway's classic coin-op game of the same name. Midway now expects NARC to ship in the first half of 2004. The Company also lowered its internal forecast for GameCube product sales for the year based on revised expectations for retailer interest in GameCube products in 2003. Following is a preliminary domestic release schedule for the remainder of 2003:

Quarter Ending*	PlayStation 2	GameCube	Xbox	Game Boy Advance
6/30/03	Freestyle MetalX		Freestyle MetalX
9/30/03	Freaky Flyers	Freaky Flyers	Freaky Flyers	Mortal Kombat: Tournament Edition
Freestyle MetalX
	NFL Blitz Pro	NFL Blitz Pro	NHL Hitz Pro	Static Shock
	NHL Hitz Pro	NFL Blitz Pro	NHL Hitz Pro
	Roadkill	Roadkill	Roadkill
12/31/03	NBA Ballers	NBA Ballers	NBA Ballers	Justice League 2
	ESPionage	ESPionage	ESPionage	Ozzie & Drix
	SpyHunter 2	SpyHunter 2	SpyHunter 2	Super Duper Sumos
	The Suffering	The Suffering	The Suffering

*Subject to Change—Release Dates Approximate—Expectations as of 4/29/03

USE OF NON-GAAP FINANCIAL INFORMATION

        In addition to reporting financial results in accordance with GAAP, Midway reports non-GAAP results including pro forma net earnings (loss) and pro forma pre-tax earnings (loss). Pro forma financial results are not recognized measures for financial statement presentation under GAAP and should not be regarded as a replacement for corresponding GAAP measures. Midway reports pro forma earnings that exclude restructuring and other charges associated with asset impairments, employee severance costs, and expenses relating to the closing of facilities. Midway reports these pro forma results in order to provide supplemental information about our ongoing operating performance and provide information helpful in comparing our intrinsic operating performance in different periods. Management also uses these measures internally to evaluate the Company's performance and manage its operations. Detailed reconciliations of these pro forma financial measures to comparable GAAP measures are included in the accompanying tables.

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Midway Games Inc., 4/29/03	page 4

CONFERENCE CALL

        Midway Games Inc. is hosting a conference call and simultaneous web cast open to the general public at 4:45 p.m. EDT today, Tuesday, April 29, 2003. The conference call number is 212/231-6048 or 415/537-1942; please call five minutes in advance to ensure that you are connected prior to the presentation. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.investor.midway.com or at www.companyboardroom.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the call's initiation. Following its completion, a replay of the call will be available on the Internet for the next twelve months via www.investor.midway.com or for the next thirty days via www.companyboardroom.com.

        Midway Games Inc. is a leading developer and publisher of interactive entertainment software. Midway videogames are available for play on all major videogame platforms including the PlayStation®2 computer entertainment system, Xbox™ video game system from Microsoft, and Nintendo GameCube™ and Game Boy® Advance.

        This press release contains forward-looking statements concerning future business conditions and the outlook for Midway Games Inc. (the "Company") based on currently available information that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other risks more fully described under "Item 1. Business—Risk Factors" in the Company's current Annual Report on Form 10-K and the more recent filings made by the Company with the Securities and Exchange Commission.

-tables follow-

Midway Games Inc., 4/29/03	page 5

MIDWAY GAMES INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three-Months Ended March 31,
	2003	2002(1)
Revenues:
Home video	$45,826	$30,265
Coin-operated video	—	742

Total revenues	45,826	31,007
Cost of sales:
Home video—product costs and distribution	21,764	10,258
Home video—royalties and product development	9,139	8,060

Home video—total cost of sales	30,903	18,318
Coin-operated video	—	434

Total cost of sales	30,903	18,752

Gross profit	14,923	12,255
Research and development expense	5,848	5,870
Selling and marketing expense	7,061	6,981
Administrative expense	3,975	5,083 (2)
Restructuring and other charges	6,627 (3)	1,210 (4)

Operating loss	(8,588)	(6,889)
Interest income and other expense, net	232	480

Loss before tax	(8,356)	(6,409)
Provision for income taxes	961	—

Net Loss	(9,317)	(6,409)
Preferred stock dividends:
Distributed	130	531
Imputed	153	1,993

Loss applicable to common stock	$(9,600)	$(8,933)

Basic and diluted loss per share of common stock	$(0.21)	$(0.20)

Average number of shares outstanding	46,469	43,677

(1)
Certain 2002 amounts have been reclassified to reflect current period presentation.

(2)
The Company recorded charges of $123,000 during the three-months ended March 31, 2002 relating to the closing of administrative facilities located in Corsicana, TX. The administrative operations were consolidated with existing operations in Chicago, IL and Milpitas, CA.

(3)
The Company incurred restructuring and other charges during the three-months ended March 31, 2003 primarily relating to the termination of certain games in development associated with the Company's California product development operations.

(4)
The Company incurred a restructuring charge during the three-months ended March 31, 2002 relating to the closing of administrative facilities located in Corsicana, TX. The administrative operations were consolidated with existing operations in Chicago, IL and Milpitas, CA.

-pro forma statements of operations follow-

Midway Games Inc., 4/29/03	page 6

MIDWAY GAMES INC.
Pro Forma (Non-GAAP) Condensed Consolidated Statements of Operations(1)
(in thousands, except per share amounts)
(unaudited)

	Three-Months Ended March 31,
	2003	2002(2)
Revenues:
Home video	$45,826	$30,265
Coin-operated video	—	742

Total revenues	45,826	31,007
Cost of sales:
Home video—product costs and distribution	21,764	10,258
Home video—royalties and product development	9,139	8,060

Home video—total cost of sales	30,903	18,318
Coin-operated video	—	434

Total cost of sales	30,903	18,752

Gross profit	14,923	12,255
Research and development expense	5,848	5,870
Selling and marketing expense	7,061	6,981
Administrative expense	3,975	4,960
Restructuring and other charges	—	—

Operating loss	(1,961)	(5,556)
Interest income and other expense, net	232	480

Loss before tax	(1,729)	(5,076)
Provision for income taxes	961	—

Net Loss	$(2,690)	$(5,076)

Basic and diluted loss per share of common stock	$(0.06)	$(0.12)

Average number of shares outstanding	46,469	43,677

(1)
Pro forma non-GAAP condensed consolidated statements of operations exclude items listed on the following table.

(2)
Certain 2002 amounts have been reclassified to reflect current period presentation.

-reconciliation of GAAP to pro forma net loss follows-

Midway Games Inc., 4/29/03	page 7

MIDWAY GAMES INC.
Reconciliation of GAAP to Pro Forma Net Loss (1)
(in thousands, except per share amounts)
(unaudited)

	Three-Months Ended March 31,
	2003		2002
GAAP net loss	$(9,317)		$(6,409)
Administrative expense	—		123 (2)
Restructuring and other charges:
Termination of certain games in development at the Company's California studios associated with California Studios	4,729	(3)	—
Consolidation of California product development operations	2,057	(4)	—
Consolidation of administrative facilities	(86	)(5)	1,210 (6)
Downsizing of coin-operated videogame business	(73	)(7)

Pro forma net loss	$(2,690)		$(5,076)

Pro forma basic and diluted loss per share of common stock	$(0.06)		$(0.12)

Average number of shares outstanding	46,469		43,677

(1)
This table reconciles net loss presented in accordance with Generally Accepted Accounting Principles to net loss excluding items set forth in the table.

(2)
The Company recorded charges of $123,000 during the three-months ended March 31, 2002 related to the closing of administrative facilities located in Corsicana, TX. The administrative operations were consolidated with existing operations in Chicago, IL and Milpitas, CA. This item appears in the consolidated statement of operations in the administrative expense line item.

(3)
The Company recorded charges of $4,729,000 during the three-months ended March 31, 2003 relating to the termination of certain games in development associated with the Company's California product development operations.

(4)
The Company incurred restructuring charges of $2,057,000 during the three-months ended March 31, 2003 relating to the consolidation of California product development operations.

(5)
The Company reduced $86,000 of the 2002 restructuring charge related to the closing of administrative facilities located in Corsicana, TX during the three-months ended March 31, 2003.

(6)
The Company incurred restructuring charges of $1,210,000 during the three-months ended March 31, 2002 related to the closing of administrative facilities located in Corsicana, TX. The administrative operations were consolidated with existing operations in Chicago, IL and Milpitas, CA.

(7)
The Company reduced $73,000 of the 2001 restructuring charge related to the downsizing of the coin-operated videogame business during the three-months ended March 31, 2003.

-reconciliation of GAAP to pro forma pre-tax loss follows-

Midway Games Inc., 4/29/03	page 8

MIDWAY GAMES INC.
Reconciliation of GAAP to Pro Forma Pre-Tax Loss (1)
(in thousands, except per share amounts)
(unaudited)

	Three-Months Ended March 31,
	2003		2002
GAAP pre-tax loss	$(8,356)		$(6,409)
Administrative expense	—		123	(2)
Restructuring and other charges:
Termination of certain games in development at the Company's California studios associated with California Studios	4,729	(3)	—
Consolidation of California product development operations	2,057	(4)	—
Consolidation of administrative facilities	(86	)(5)	1,210	(6)
Downsizing of coin-operated videogame business	(73	)(7)

Pro forma pre-tax loss	$(1,729)		$(5,076)

(1)
This table reconciles pre-tax loss presented in accordance with Generally Accepted Accounting Principles to pre-tax loss excluding items set forth in the table.

(2)
The Company recorded charges of $123,000 during the three-months ended March 31, 2002 related to the closing of administrative facilities located in Corsicana, TX. The administrative operations were consolidated with existing operations in Chicago, IL and Milpitas, CA. This item appears in the consolidated statement of operations in the administrative expense line item.

(3)
The Company recorded charges of $4,729,000 during the three-months ended March 31, 2003 relating to the termination of certain games in development associated with the Company's California product development operations.

(4)
The Company incurred restructuring charges of $2,057,000 during the three-months ended March 31, 2003 relating to the consolidation of California product development operations.

(5)
The Company reduced $86,000 of the 2002 restructuring charge related to the closing of administrative facilities located in Corsicana, TX during the three-months ended March 31, 2003.

(6)
The Company incurred restructuring charges of $1,210,000 during the three-months ended March 31, 2002 related to the closing of administrative facilities located in Corsicana, TX. The administrative operations were consolidated with existing operations in Chicago, IL and Milpitas, CA.

(7)
The Company reduced $73,000 of the 2001 restructuring charge related to the downsizing of the coin-operated videogame business during the three-months ended March 31, 2003.

-balance sheets follow-

Midway Games Inc., 4/29/03	page 9

MIDWAY GAMES INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2003	December 31, 2002
Assets
Cash	$55,785	$48,983
Receivables, net	32,329	54,265
Inventories	4,571	9,313
Capitalized product development costs	27,786	24,567
Other current assets	4,410	4,292

Total current assets	124,881	141,420
Capitalized product development costs	2,331	4,194
Property and equipment, net	17,906	19,345
Goodwill	33,464	33,464
Deferred income taxes	496	—
Other assets	3,154	2,977

Total assets	$182,232	$201,400

Liabilities and Stockholders' Equity
Accounts payable	$4,753	$10,410
Accrued compensation and related benefits	8,798	6,518
Deferred income taxes	4,972	2,374
Accrued royalties	4,685	8,840
Other accrued liabilities	11,875	15,015

Total current liabilities	35,083	43,157
Deferred income taxes	—	1,773
Other noncurrent liabilities	3,961	3,932
Redeemable convertible preferred stock, redeemable at $13,125	12,724	12,571
Stockholders' equity:
Common stock	494	494
Additional paid-in capital	220,891	221,074
Accumulated deficit	(64,757)	(55,440)
Translation adjustment	(439)	(436)
Treasury stock	(25,725)	(25,725)

Total stockholders' equity	130,464	139,967

Total liabilities and stockholders' equity	$182,232	$201,400

-reconciliation of GAAP to pro forma earnings guidance follows-

Midway Games Inc., 4/29/03	page 10

MIDWAY GAMES INC.
Reconciliation of GAAP to Pro Forma Earnings Guidance Range(1)
(in millions, except per share amounts)
(unaudited)

	Three-Months Ending June 30, 2003
Revenue	$11.0	$7.0

GAAP net loss	$(16.0)	$(18.0)
Restructuring and other charges primarily associated with the consolidation of product development operations in California	3.0	3.0

Pro forma net loss	$(13.0)	$(15.0)

	Twelve-Months Ending December 31, 2003
Revenue	$230.0	$200.0

GAAP net loss	$(7.6)	$(25.6)
Restructuring and other charges primarily associated with the termination of certain games in development at the Company's California studios and the consolidation of product development operations in California	9.6	9.6

Pro forma net earnings (loss)	$2.0	$(16.0)

(1)
This table reconciles earnings guidance presented in accordance with Generally Accepted Accounting Principles to earnings guidance excluding items set forth in the table for the three-months ending June 30, 2003 and twelve-months ending December 31, 2003.

-supplemental data follow-

Midway Games Inc., 4/29/03	page 11

MIDWAY GAMES INC.
Supplemental Quarterly Data

Domestic Videogame Releases
 Three-Months Ended March 31, 2003

Title	Platform
MLB SlugFest 20-04	Sony PlayStation 2, Nintendo GameCube, Microsoft Xbox, Game Boy Advance
	Revenue by Platform (in thousands) Three-Months Ended March 31,
Platform
	2003	2002
Sony PlayStation 2	$26,251	$8,779
Microsoft Xbox	11,471	7,839
Nintendo GameCube	4,961	11,130
Nintendo Game Boy Advance	2,357	223
Sony PlayStation	686	700
Coin-Op and Other	100	2,336

Total Revenue	$45,826	$31,007

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  EXHIBIT 99.1